EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                          TO BE USED IN CONNECTION WITH

                            IMPERIAL CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS
                        9.98% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                        9.98% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                            IMPERIAL CAPITAL TRUST I

                    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                 ON ________, 1997 UNLESS THE OFFER IS EXTENDED.




         As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for the Trust's (as defined below) 9.98% Series A Capital Securities (the "Old Capital Securities") are not immediately available, (ii) the Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer - Procedures for Tendering Old Capital Securities" in the Prospectus.



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                    THE CHASE MANHATTAN BANK, EXCHANGE AGENT

                      BY MAIL, HAND OR OVERNIGHT DELIVERY:

                            The Chase Manhattan Bank
                                 55 Water Street
                            Room 234, North Building
                            New York, New York 10041
                              Attn: Carlos Esteves

                             FACSIMILE TRANSMISSION
                        (FOR ELIGIBLE INSTITUTIONS ONLY):

                                 (212) 638-7375
                                 (212) 344-9367

                              CONFIRM BY TELEPHONE:

                         Carlos Esteves: (212) 638-0828

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.



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

Ladies and Gentlemen:


         The undersigned hereby tenders to Imperial Capital Trust I, a Delaware statutory business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated , 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Procedures for Tendering Old Capital Securities."


Aggregate Liquidation                  Name of Registered Holder: ______________
Amount Tendered: __________________

Certificate Nos.                       Address: ________________________________
(if available): ___________________
                                       _________________________________________

                     Area Code and Telephone Number: ___________________________

     Signature:  _______________________________________________________________

         The undersigned understands that tenders of Old Capital Securities will be accepted only in liquidation amounts of $100,000 and integral multiples of $1,000 in excess thereof.

If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________

Date:  _______________    , 1997



               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Capital Securities tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________________________________

(Authorized Signature) _________________________________________________________
                                            Title:


Address: _______________________________________________________________________

________________________________________________________________________________
                                           (Include Zip Code)


Area Code and Telephone Number: ________________________________________________


Date: __________________________________________________________________________



NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY



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           EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED
           DOCUMENTS.



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